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                                                              CUSIPS 912325 AB 3
                                                                     912325 AD 9

                          U.S. OFFICE PRODUCTS COMPANY
                           OFFER TO PURCHASE FOR CASH
     ANY AND ALL OUTSTANDING 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED MAY 5, 1998

             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
   NEW YORK CITY TIME, ON WEDNESDAY, JUNE 3, 1998, UNLESS EXTENDED (SUCH DATE
         AND TIME, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase dated May 5, 1998 (as the same may be amended or supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") relating to the offer by U.S. Office Products Company (the "Company") to purchase any and all of its outstanding 5 1/2% Convertible Subordinated Notes due 2003 (the "Notes") held in registered form (other than the Registered Regulation S Notes).

    The consideration payable pursuant to the Offer (the "Offer Consideration") to a Holder who validly tenders Notes prior to the Expiration Date (and does not validly withdraw such Notes) shall be 94.5% of the aggregate principal amount of the Notes so tendered, plus accrued and unpaid interest, if any, up to, but not including, the date upon which the Company pays for Notes tendered and accepted pursuant to the Offer.

    Consummation of the Offer is subject to certain conditions described in the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

    THIS MATERIAL RELATING TO THE OFFER IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF NOTES CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF ANY SUCH NOTES WITH RESPECT THERETO CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER NOTES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish us to tender any or all such Notes held by us for your account pursuant to the terms and conditions set forth in the Offer. We urge you to read the Offer to Purchase and the Letter of Transmittal carefully before instructing us to tender your Notes.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., New York City time, on Wednesday, June 3, 1998, unless extended. Notes tendered pursuant to the Offer may only be withdrawn under the circumstances described in the Offer to Purchase.

    Your attention is directed to the following:

    1. The Offer is for any and all outstanding Notes held in registered form (other than Registered Regulation S Notes).

    2. Holders must tender (and not validly withdraw) their Notes on or prior to the Expiration Date in order to receive the Offer Consideration.
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    3. Consummation of the Offer is conditioned upon, among other things, satisfaction of the (a) the Financing Condition, (b) the Equity Investment Condition, (c) the Distribution Condition and (d) the General Conditions (each as defined in the Offer to Purchase).

    4. Tendering holders may withdraw their tender at any time prior to the Expiration Date.

    5. Any transfer taxes incident to the transfer of Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

    6. The Offer is not being made to (nor will the surrender of Notes for purchase be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

    7. The acceptance for payment of Notes validly tendered and not validly withdrawn and the payment of the Offer Consideration will be made as promptly as practicable after the Expiration Date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company, however, expressly reserves the right to delay acceptance of any of the Notes or to terminate the Offer and not accept for payment any Notes not theretofore accepted if any of the conditions set forth in the Offer to Purchase under the caption "The Offer--Conditions of the Offer" shall not have been satisfied or waived by the Company. The Company will pay the Offer Consideration promptly following acceptance of the Notes.

    8. The Company expressly reserves the right, subject to applicable law and the terms of the Offer, (i) to delay acceptance for purchase of any Notes or, regardless of whether such Notes were theretofore accepted for payment, to delay the purchase of any Notes pursuant to the Offer and to terminate the Offer and not accept for payment any Notes not theretofore accepted for purchase, upon the failure of any of the conditions to the Offer specified herein to be satisfied, by giving oral or written notice of such delay or termination to the Depositary and (ii) at any time, or from time to time, to amend the Offer in any respect. Except as otherwise provided in the Offer to Purchase, withdrawal rights with respect to Notes tendered pursuant to the Offer will not be extended or reinstated as a result of an extension or amendment of the Offer. The reservation by the Company of the right to delay acceptance for payment of Notes is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that the Company pay the consideration offered or return the Notes deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the Offer.

    9. Consummation of the Offer may have adverse consequences to non-tendering holders, including that the reduced amount of outstanding Notes as a result of the Offer may adversely affect the trading market, liquidity and market price of the Notes.

    If you wish to have us tender any or all of the Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

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            INSTRUCTIONS REGARDING THE OFFER TO PURCHASE ANY AND ALL
             OF THE 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2003
                                       OF
                          U.S. OFFICE PRODUCTS COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed documents referred to therein relating to the Offer of U.S. Office Products Company.

This will instruct you whether to tender the principal amount of Notes indicated below held by you for the account of the undersigned, pursuant to the terms of and conditions set forth in the Offer to Purchase and the Letter of Transmittal. Box 1 ____ -Please tender the indicated Notes held by you for my account.
Box 2 ____ -Please do not tender any Notes held by you for my account.
Date: __________________, 1998
                                                    ____________________________
                                                    ____________________________

                                                                    Signature(s)
                                                    ____________________________
                                                    ____________________________

                                                       Please print name(s) here

Principal amount of Notes to Be Tendered:
$ ________________________ *
(must be in principal amounts equal to $1,000 or
integral multiples thereof)
                                                    ____________________________
                                                    ____________________________
                                                    ____________________________

                                                    Please type or print address
                                                    ____________________________

                                                         Area Code and Telephone
                                                                          Number
                                                    ____________________________

                                                      Taxpayer Identification or
                                                                          Social
                                                                 Security Number
                                                    ____________________________

                                                      My Account Number with You

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*   UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL
    CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL NOTES OF SUCH BENEFICIAL OWNER(S).

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